EXHIBIT 23.2

COOPERS & LYBRAND

Coopers & Lybrand L.L.P.

370 17th Street, Suite 3300
Denver, Colordao 80202-5633
telephone 303/573-2800
facsimile 303/573-2902

                CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our reports dated May 31, 1996 and February 16, 1994, on our audits of the financial statements of Meteor Industries, Inc. We also consent to the reference to our firm under the caption "Experts".

/s/ Coopers & Lybrand L.L.P.

Denver, Colorado
September 24, 1996